                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                   ----------

CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES AND EXCHANGE ACT OF 1934


              DATE OF REPORT                          COMMISSION FILE NUMBER
            SEPTEMBER 18, 1998                               0-21943
     (Date of earliest event reported)

                     - - - - - - - - - - - - - - - - - - -

                              FOUR MEDIA COMPANY
            (Exact Name of Registrant as Specified in its Charter)


                 DELAWARE                                   95-4599440
        (State or other jurisdiction                     (I.R.S. Employer
      of incorporation or organization)                 Identification No.)


         2813 WEST ALAMEDA AVENUE
            BURBANK, CALIFORNIA                               91505
   (Address of principal executive offices)                (Zip code)

        Registrant's telephone number including area code: 818-840-7000

                                Not applicable
        (Former name and former address, if changed since last report)

         ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits. The following documents are included as part of this report:

(a)    Financial Statements of Business Acquired:                                                 PAGE NO.
                                                                                                  --------

       MSCL, Inc.
       Financial Statements for the ten months ended July 31, 1998

            Report of Independent Accountants.................................................       A-1
            Consolidated Balance Sheet........................................................       A-2
            Consolidated Statement of  Income.................................................       A-3
            Consolidated Statement of Cash Flows..............................................       A-4
            Consolidated Statement of Shareholders' Equity....................................       A-5
            Notes to Consolidated Financial Statements........................................       A-6

       MSCL, Inc.
       Financial Statements for the year ended September 30, 1997

            Report of Independent Accountants.................................................       A-20
            Consolidated Balance Sheet........................................................       A-21
            Consolidated Statement of  Income.................................................       A-22
            Consolidated Statement of Cash Flows..............................................       A-23
            Consolidated Statement of Shareholders' Equity....................................       A-24
            Notes to Consolidated Financial Statements........................................       A-25

       MSCL, Inc.
       Financial Statements for the year ended September 30, 1996

            Report of Independent Accountants.................................................       A-40
            Consolidated Balance Sheet........................................................       A-41
            Consolidated Statement of  Income.................................................       A-42
            Consolidated Statement of Cash Flows..............................................       A-43
            Consolidated Statement of Shareholders' Equity....................................       A-44
            Notes to Consolidated Financial Statements........................................       A-45


(b)    Pro Forma Financial Information

            Pro Forma Information.............................................................       B-1
            Pro Forma Condensed Consolidated Balance Sheet
              as of August 2, 1998............................................................       B-2
            Pro Forma Condensed Consolidated Statement of Operations
                For the year ended August 2, 1998.............................................       B-3
            Notes to Pro Forma Condensed Consolidated Financial
                Statements....................................................................       B-4

                       REPORT OF INDEPENDENT ACCOUNTANTS
                                  __________



Board of Directors
 MSCL, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, cash flows and shareholders' equity present fairly, in all material respects, the financial position of MSCL, Inc. (the "Company") as of July 31, 1998, and the results of its operations and its cash flows for the ten months then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP


September 10, 1998, except for the information presented in Note 13, as to which the date is September 18, 1998.

                                  MSCL, INC.

                          CONSOLIDATED BALANCE SHEET
                                July  31, 1998
                                  __________

                              A S S E T S:

Current assets:
 Cash and cash equivalents                                                                          $ 1,022,595
 Accounts receivable, less allowance for doubtful accounts of $200,354                                5,138,143
 Inventories                                                                                            232,679
 Prepaid expenses and other current assets                                                              420,969
 Deferred income taxes                                                                                   37,784
                                                                                                    -----------

         Total current assets                                                                         6,852,170

Property and equipment, net                                                                          26,618,826
Due from shareholders                                                                                    97,960
Other assets                                                                                            424,927
Deferred income taxes                                                                                   352,216
                                                                                                    -----------

         Total assets                                                                               $34,346,099
                                                                                                    ===========


                   LIABILITIES AND SHAREHOLDERS' EQUITY:

Current liabilities:
 Notes payable to bank                                                                              $   965,000
 Current maturities of long-term debt                                                                 6,733,049
 Accounts payable                                                                                     2,217,810
 Accrued expenses and other current liabilities                                                       1,245,020
 Unearned revenue                                                                                       124,714
                                                                                                    -----------

         Total current liabilities                                                                   11,285,593

Long-term debt                                                                                       12,260,035
                                                                                                    -----------

         Total liabilities                                                                           23,545,628

Minority interests                                                                                      435,999

Commitments and contingencies (Note 11)

Shareholders' equity:
 Common stock, $3.33 par value; authorized 10,000 shares, issued and
   outstanding 900 shares                                                                                 2,997
 Retained earnings                                                                                   10,361,475
                                                                                                    -----------

         Total shareholders' equity                                                                  10,364,472
                                                                                                    -----------

         Total liabilities and shareholders' equity                                                 $34,346,099
                                                                                                    ===========

The accompanying notes are an integral part of these consolidated financial statements.

                                  MSCL, INC.

                       CONSOLIDATED STATEMENT OF INCOME
                    For The Ten Months Ended July  31, 1998
                                  __________

Revenues                                                                                            $41,067,412

Cost of revenue                                                                                      27,005,822
                                                                                                    -----------

          Gross profit                                                                               14,061,590

Selling, general and administrative expenses                                                         12,340,494
                                                                                                    -----------

         Income from operations                                                                       1,721,096

Other income (expense):
 Interest expense                                                                                    (1,577,081)
 Gain on sale of assets                                                                                  63,918
 Interest income                                                                                         42,367
 Other income                                                                                            90,437
 Expense related to settlement with former shareholder                                                 (801,836)
                                                                                                    -----------

         Total other expense                                                                         (2,182,195)

         Loss before benefit for income taxes and minority interests                                   (461,099)

Benefit for income taxes                                                                                 (4,131)
                                                                                                    -----------

         Loss before minority interests                                                                (456,968)

Minority interests                                                                                     (323,591)
                                                                                                    -----------

         Net loss                                                                                     ($780,559)
                                                                                                    ===========

The accompanying notes are an integral part of these consolidated financial statements.

                                  MSCL, INC.

                     CONSOLIDATED STATEMENT OF CASH FLOWS
                    For The Ten Months Ended July  31, 1998
                                  __________

Cash flows from operating activities:
 Net loss                                                                                                             ($780,559)
 Adjustments to reconcile net loss to net cash provided by operating activities:
   Depreciation and amortization                                                                                      6,618,914
   Bad debt expense                                                                                                     160,412
   Net gain on disposal of property and equipment                                                                       (63,000)
   Deferred income taxes                                                                                                (17,620)
   Compensation on stock options                                                                                         98,210
   Changes in operating assets and liabilities, net of effects from acquisition of businesses:
     Decrease in accounts receivable                                                                                  4,009,310
     Decrease in inventories                                                                                             67,215
     Decrease in prepaid expenses and other current assets                                                              696,385
     Increase in due from officers/shareholders                                                                         (59,234)
     Decrease in other assets                                                                                           121,078
     Decrease in accounts payable                                                                                      (237,056)
     Decrease in accrued expenses and other current liabilities                                                        (238,355)
     Decrease in unearned revenue                                                                                      (235,650)
     Increase in minority interests                                                                                     146,702
                                                                                                                    -----------

         Net cash provided by operating activities                                                                   10,286,752

Cash flows from investing activities:
 Capital expenditures                                                                                                (6,946,470)
 Proceeds from the sale of property and equipment                                                                        63,000
                                                                                                                    -----------

         Net cash used in investing activities                                                                       (6,883,470)

Cash flows from financing activities:
 Borrowings under credit agreement                                                                                      921,810
 Proceeds from long-term debt                                                                                         7,082,758
 Principal payments on long-term debt                                                                                (9,654,631)
 Distributions to shareholders, inclusive of minority interests                                                        (396,969)
 Repurchased shares                                                                                                  (1,228,405)
 Additional paid-in capital related to common stock repurchase                                                         (162,262)
                                                                                                                    -----------

         Net cash used in financing activities                                                                       (3,437,699)

         Net decrease in cash and cash equivalents                                                                      (34,417)

Cash and cash equivalents, beginning of period                                                                        1,057,012
                                                                                                                    -----------

Cash and cash equivalents, end of period                                                                            $ 1,022,595
                                                                                                                    ===========

Cash paid for:
 Interest                                                                                                           $ 1,343,469
                                                                                                                    ===========

 Income taxes                                                                                                       $        -
                                                                                                                    ===========

The accompanying notes are an integral part of these consolidated financial statements.

                                  MSCL, INC.

                CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                    For The Ten Months Ended July 31, 1998

                                  __________

                                                              Additional
                                                                Paid-In       Retained
                                           Common Stock         Capital       Earnings        Total
                                       -------------------    -----------   ------------   ------------
                                       Shares       Amount
                                       ------       ------
Balance, September 30, 1997             1,000       $3,330     $ 365,713    $13,237,009    $13,606,052

    Net loss                                                                   (780,559)      (780,559)

    Legal costs related to common
        stock repurchase                                        (162,262)                     (162,262)

    Stock options                                                 98,210                        98,210

    Dividends                                                                  (396,969)      (396,969)

    Acquisition and retirement of
        shares                           (100)        (333)     (301,661)    (1,698,006)    (2,000,000)

Balance, July 31, 1998                    900       $2,997     $       -    $10,361,475    $10,364,472


The accompanying notes are an integral part of these consolidated financial statements.

                                  MSCL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     For The Ten Months Ended July 31, 1998
                                   __________

1.   Company Organization And Basis Of Consolidation:

     The consolidated financial statements include the divisions of MSCL, Inc. ("MSCL") dba Encore Hollywood, Encore Santa Monica, Encore Non Linear, FilmCore Editorial Los Angeles (for the three months ended December 31,
     1997), FilmCore Distribution Los Angeles, FilmCore Distribution San Francisco, and FilmCore Editorial San Francisco LLC, FilmCore Editorial Los Angeles LLC (for the period January 1, 1998 through July 31, 1998), and the Virtual Office Inc., dba "Virtuosity," collectively known as the "Company." FilmCore Editorial Los Angeles LLC, San Francisco LLC, and Virtuosity are majority-owned subsidiaries of MSCL. In January 1998, MSCL entered into an operating agreement for the formation of FilmCore Editorial Los Angeles LLC and contributed certain assets for a 75%-interest in net profits. MSCL contributed certain assets in October 1996 to FilmCore Editorial San Francisco LLC for a 75%-interest in net profits and in November 1995 to Virtuosity for a 66-2/3% interest.

     MSCL and the FilmCore Editorial LLC's are engaged in providing post-production services and facilities to advertising agencies, production companies, motion picture and television studios related to the production of television programs and commercials produced primarily in California. The Company also leases video post-production equipment to customers under short-term cancellable operating leases. Virtuosity provides telephone voice mail and various other services to individuals and businesses for an access charge.

     In December 1997, the Company changed its fiscal year-end from September 30th to December 31st.


2.   Summary Of Significant Accounting Policies:

     Revenue Recognition
     -------------------

     Revenue is recognized when services are rendered. Revenue is recognized on incomplete visual effects and editing jobs using the percentage-of-completion method. Losses on jobs are recognized in their entirety when identified. Unearned revenue represents billings on incomplete editing jobs in excess of costs incurred.

     Use Of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                                  MSCL, INC.

                     For The Ten Months Ended July 31, 1998
                                   __________

2.   Summary Of Significant Accounting Policies, Continued:

     Cash And Cash Equivalents
     -------------------------

     The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents. Cash equivalents include money market funds.

     Concentration Of Credit Risk
     ----------------------------

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable and uninsured cash balances. Concentrations of credit risk with respect to trade accounts receivable are limited due to the number of customers comprising the Company's customer base. The Company requires no collateral from its customers and performs ongoing credit evaluations of its customers' financial condition.

     The Company places its cash deposits with high-credit, quality financial institutions. At times, balances in the Company's cash accounts may exceed the Federal Deposit Insurance Corporation limit of $100,000.

     Inventories
     -----------

     Inventories are stated at the lower of cost or market, cost generally being determined on a first-in, first-out basis.

     Property And Equipment
     ----------------------

     Property and equipment are stated at cost. Depreciation is provided for on the straight-line method over the estimated useful lives of the assets.
     The estimated useful lives of the assets are as follows:

          Editing equipment                                          5 -  10   years
          Video equipment                                            5 -   7   years
          Office furniture and equipment                             5 -   7   years
          Vehicles                                                         5   years
          Video equipment held for lease                                   5   years
          Video and editing equipment held under capital leases      5 -   7   years

     Leasehold improvements are amortized on the straight-line method over the term of the lease or estimated useful life, whichever is shorter.

                                  MSCL, INC.

                    For The Ten Months Ended July 31, 1998
                                  __________

2.   Summary Of Significant Accounting Policies, Continued:

     Property And Equipment, Continued
     ----------------------

     Expenditures for maintenance and repairs are charged to operations as incurred, while renewals and betterments are capitalized.

     Other Assets
     ------------

     Goodwill represents the excess of the acquisition costs of acquired subsidiaries over the fair value of the net assets, and is being amortized on the straight-line method over periods of 5 to 40 years.

     The cost of patents and trademarks acquired are being amortized on the straight-line method over 17 and 20 years, respectively, or the estimated useful life, whichever is shorter.

     Capital Lease Obligations
     -------------------------

     The Company has capitalized certain property and equipment under lease obligations which, by their terms, are equivalent to installment purchases.

     Advertising Costs
     -----------------

     The Company expenses advertising costs as incurred. Advertising costs charged to operations were $676,067 for the ten months ended July 31, 1998.

     Income Taxes
     ------------

     The Company has elected to be taxed as an S Corporation, whereby the entire Federal and California taxable income or loss of the Company is reportable by the shareholders. The Company will not be responsible for Federal income tax or California franchise tax in excess of the minimum tax, but will incur a 1.5% California surtax.

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes.

                                  MSCL, INC.

                    For The Ten Months Ended July 31, 1998
                                  __________

2.   Summary Of Significant Accounting Policies, Continued:

     Income Taxes, Continued
     ------------

     Deferred income taxes are provided for temporary differences with respect to balance sheet items that result from different reporting practices for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax return consequences of those differences which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for tax credits that are available to offset future California surtax. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     The principal sources of temporary differences result from differing methods used for property and equipment depreciation and the recognition of Los Angeles Revitalization Zone credit carryforwards.

     Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse.


3.   Due From Shareholders:

     Loans receivable from shareholders are unsecured, due on demand, and bear interest at 7% per annum.

                                  MSCL, INC.

                    For The Ten Months Ended July 31, 1998
                                  __________

4.   Property And Equipment:

     Property and equipment consist of the following:

     Editing and video equipment                                                           $ 31,390,521
     Office furniture and equipment                                                           7,773,807
     Vehicles                                                                                   151,356
     Video equipment held for lease                                                           4,741,712
     Video and editing equipment held under capital leases                                    6,823,917
     Leasehold improvements                                                                   9,245,246
     Construction-in-progress                                                                   346,443
                                                                                           ------------

                                                                                             60,473,002
     Less:  Accumulated depreciation, including $3,319,933 for video equipment held for lease and $6,490,772 for equipment held under
      capital leases                                                                        (33,854,176)
                                                                                           ------------


                                                                                           $ 26,618,826
                                                                                           ============

5.   Other Assets:

     Other assets consist of the following:

     Goodwill, net of accumulated amortization of $62,927                     $155,449
     Patents and trademarks, net of accumulated amortization of $104,821       201,984
     Other                                                                      67,494
                                                                              --------

                                                                              $424,927
                                                                              ========

                                  MSCL, INC.

                    For The Ten Months Ended July 31, 1998
                                  __________


6.   Notes Payable To Bank:

     Under the terms of a credit agreement expiring May 31, 1999, the Company may borrow up to $3,000,000 under a revolving credit facility. Interest is payable monthly at either 2% per annum in excess of the LIBOR rate, if requested by the Company in accordance with the terms of the agreement, or .25% per annum above the reference rate. At July 31, 1998, the rate was 8.75% and $965,000 was outstanding under this facility.

     The credit agreement contains various financial covenants and is collateralized by the personal guarantees of certain officers/shareholders of the Company, and their related trusts and by collateralized interests in substantially all of the assets of the Company, to the extent that these assets are not leased or financed by other unrelated parties. The Company was not in compliance with certain of its financial covenants at July 31, 1998, which is a breach of the credit agreement. The noncompliance has been subsequently cured as part of the sale of the Company. The most restrictive financial covenants require the Company to maintain 1) a ratio of current assets to current liabilities of at least 1.00:1.00 at each quarter-end; 2) a ratio of total liabilities to tangible net worth of not greater than 2.25:1.00 at each quarter-end; and 3) a fixed charge coverage ratio of not less than 1.25:1.00 at each year-end, as defined.

     The Company entered into a construction line of credit on March 1, 1998 for $700,000, which will become a term note on September 31, 1998 and will be due in sixty equal payments with the final payment due on September 30, 2003. Interest will be payable monthly at 2.25% per annum in excess of U.S. Treasuries or 0.25% per annum greater than the LIBOR rate. At July 31, 1998, no amount was outstanding under this facility.


7.   Long-Term Debt:

     Notes payable, due in aggregate monthly installments of $252,598 through
      March 2003, including interest ranging from 8.05% to 8.82% per annum,
      collateralized by security interests in the related equipment.                        $7,108,744

     Notes payable, due in aggregate monthly installments of $74,780 through
      August 2001, plus and including interest of 8.70% per annum, collateralized by security interests in the related equipment and any proceeds it generates.  The note is guaranteed by the
      officers/shareholders of the Company.                                                  2,419,174


                                  MSCL, INC.

                    For The Ten Months Ended July 31, 1998
                                  __________

7.  Long-Term Debt, Continued:

     Notes payable, due in aggregate monthly installments of $144,067 through October 2001, including interest ranging from 7.74% to
      9.12% per annum, collateralized by security interests in the                  $ 4,208,055
      related equipment.

     Notes payable, due in aggregate monthly installments of $44,055 through November 2000, including interest ranging from 9.31% to
      10.15% per annum, collateralized by security interests in the                     746,557
      related equipment.

     Capital lease obligations, due in aggregate monthly installments of
      $80,867 through September 2000, including interest ranging from
      7.00% to 9.25% per annum.                                                         714,349

     Notes payable to bank, due in aggregate monthly installments of
      $61,666 through January 2003, plus interest at .75% per annum above the reference rate and at 8.65% and 10.34% per annum.  The
      interest rate on the variable rate note was 8.75% at July  31,                  2,398,333
      1998.

     Officers'/shareholders' unsecured loans, due in monthly
      installments of $1,719 through May 2003, including interest at                     80,857
      9.40% per annum.

     Notes payable, former stockholder due in aggregate monthly installments of $47,645 through March 2003, including interest at
      10.00% per annum.                                                               1,317,015
                                                                                    -----------

                                                                                     18,993,084

     Less:  Current maturities, including $550,596 for capital lease                  6,733,049
      obligations                                                                   -----------

                                                                                    $12,260,035
                                                                                    ===========

                                   MSCL, INC.

                     For The Ten Months Ended July 31, 1998
                                   __________

7.   Long-Term Debt, Continued:

     The following is a schedule of future aggregate maturities of long-term debt:

           Years Ending
           December 31,
          --------------
             1998                                                     $ 3,084,767
             1999                                                       6,530,439
             2000                                                       5,270,454
             2001                                                       3,078,550
             2002                                                         931,928
             Thereafter                                                    96,946
                                                                      -----------

                                                                      $18,993,084
                                                                      ===========

8.   Retirement Plan:

     The Company has a qualified 401(k) retirement plan in effect for eligible employees. The plan provides for pretax employee contributions, fifty percent of which will be matched by the Company, pursuant to the plan agreement. Additional annual contributions may be made by the Company at its discretion. Total contributions are not to exceed annual amounts deductible under Internal Revenue Service regulations. Retirement plan expense charged to operations was $234,424 for the ten months ended July 31, 1998.


9.   Shareholders' Equity:

     The Company incurred legal expenses related to certain litigation, as discussed in these financial statements, for the repurchase of shares from a minority shareholder. These legal expenses were incurred for both the litigation and the acquisition of the shares of stock. The Company classified the portion of the expenses directly related to the acquisition of shares into additional paid-in capital and the balance was expensed in the consolidated statement of income.

                                   MSCL, INC.

                     For The Ten Months Ended July 31, 1998
                                   __________

10.  Stock Option:

     The Company entered into a stock option agreement on February 1, 1997 with an employee of the Company. The agreement provides for a grant of options to purchase up to 1% of the issued and outstanding common stock of the Company for each full year of service of the agreement not to exceed 5% of the total outstanding stock. The exercise price for each 1% of the outstanding common stock is $20. As of July 31, 1998, the employee has vested and may exercise 1% of the outstanding shares of the Company.

     Any stock purchased pursuant to the agreement will be subject to a restriction which requires the sale of the stock by the employee to the Company at the exercise price in the event the employee's employment is terminated, either voluntarily or involuntarily.

     The Company recognized $57,770 of earned compensation expense related to this stock option agreement for the ten months ended July 31, 1998. Compensation cost was estimated by management using a market approach and applying multiples derived from comparable sale transactions of similar companies with a discount for the restrictions placed on the stock.

     The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and will use the intrinsic value-based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." However, at July 31, 1998, compensation cost for the existing employee stock option agreement measured under the intrinsic value-based method approximates compensation cost measured under the fair value-based method.


11.  Commitments And Contingencies:

     Employment Agreements
     ---------------------

     The Company has employment agreements with certain key employees. In addition to base salaries, some of the agreements provide for bonuses based on total employee billings or net income after tax, and severance payments. In addition, one of the agreements also provides for 5% of distributed income for one of the divisions, as defined, starting September 30, 2002 and thereafter, and 5% of the net sales proceeds attributable to one of the divisions upon the sale of the division or Company, providing the employee remains employed or if the sale occurs one year after the employee's termination.

                                   MSCL, INC.

                     For The Ten Months Ended July 31, 1998
                                   __________

11.  Commitments And Contingencies, Continued:

     Leases
     ------

     The Company leases its facilities and property and equipment under noncancellable operating and capital leases, respectively, expiring in various years through 2012 and is committed to future minimum rental payments (exclusive of real estate taxes, maintenance, etc.) as follows:

                                                   Operating Leases
Years Ending                                       ----------------               Capital
December 31,                                 Affiliates           Other           Leases
------------                                -----------        ----------        --------
    1998                                    $   665,325        $  138,500        $326,604
    1999                                      1,588,380           309,858         336,078
    2000                                      1,588,380           244,032          99,974
    2001                                      1,588,380           245,832               -
    2002                                      1,547,160           206,332               -
    Thereafter                                8,683,199            63,944               -

             Total minimum lease
                payments                    $15,660,824        $1,208,498         762,656
                                             ==========         =========

Less:  Amount representing interest                                               (25,044)
                                                                                 --------
            Present value of net minimum
                lease payments                                                   $737,612
                                                                                 ========

     The Company leases six of its Southern California facilities from certain officers/shareholders of the Company. Rent on three of the facilities is to be adjusted annually based on increases in the Consumer Price Index or 5% of the previous year's rent, whichever is greater. The 5% annual adjustment is included in minimum rental payments. Rent on six facilities is to be adjusted annually based on increases in the Consumer Price Index up to a maximum of 5%. Minimum rental payments for these leases do not include any anticipated rental increases. One of these leases also provides for a ten-year renewal option. Rent under the option will be redetermined at the time the option is exercised. Each lease requires payment of certain additional expenses including utilities, property taxes and other operating expenses.

                                   MSCL, INC.

                     For The Ten Months Ended July 31, 1998
                                   __________

11.  Commitments And Contingencies, Continued:

     Leases, Continued
     ------

     The Company leases two facilities in Northern California. One of these leases includes a determinable escalation clause and rent expense is recognized on the straight-line method over the term of the lease. The difference between rent expense recognized and rent payable under the escalation clause is reflected in accrued expenses. The lease also provides for a five-year renewal option. Rent under the option will be the fair market rental for the premises, but not less than the monthly rental for the last month of the initial lease term. The second lease includes an escalation clause which will be determined at future dates based on the Consumer Price Index. The lease also provides for a ten-year renewal option. The leases require payment of certain additional expenses, including utilities, property taxes and other operating expenses.

     The Company also leases two facilities in Southern California from unrelated parties. One of the leases includes an escalation clause based on the Consumer Price Index. The leases provide for renewal options of five and two years.

     In addition, the Company has subleased a portion of one of its West Los Angeles facilities under a five-year noncancellable operating lease for $6,363 per month, including $1,786 for reimbursement of leasehold improvements. Rent commenced on November 1, 1996.

     Rent expense charged to operations was $1,064,611 for the ten months ended July 31, 1998.

     Guarantees
     ----------

     The Company has guaranteed notes payable of $3,250,000 and a standby letter of credit for $812,240 on behalf of certain officers/shareholders of the Company. The letter of credit is subject to the terms and conditions as indicated in these financial statements. These obligations were made in connection with the construction and refinancing of post-production facilities currently leased by the Company. The amount of borrowings outstanding at July 31, 1998 was $2,756,466. The letter of credit has not been drawn upon. The Company requires no collateral with respect to these guarantees.

     Conditional Grant
     -----------------

     The Company received a conditional grant of $99,306 during the year ended September 30, 1993 from a governmental agency for leasehold improvements on facilities leased from certain officers/shareholders of the Company.

                                   MSCL, INC.

                     For The Ten Months Ended July 31, 1998
                                   __________

11.  Commitments And Contingencies, Continued:

     Conditional Grant, Continued
     -----------------

     Should the Company remain in compliance with the terms of the conditional grant agreement, the debt will be forgiven at the rate of 10% per year for 10 years; otherwise, the remaining balance becomes due and payable. The grant is collateralized by the assignment of the Company's leasehold interest in the leased premises.

     The grant has been deducted from the carrying value of leasehold improvements and, therefore, is recognized in the consolidated statement of income by way of a reduced depreciation charge.

     Stock Repurchase Agreement
     --------------------------

     Under the terms of a shareholders' agreement, upon the death, withdrawal or termination of a shareholder, the Company is required to purchase all of the shares owned by the shareholder, provided such sale and purchase may be lawfully made. The value of shares owned by a deceased, withdrawn or terminated shareholder shall be determined by appraisal. The Company maintains life insurance on each shareholder to fund the stock purchase upon the death of a shareholder, should it become necessary to do so.

     Litigation
     ----------

     During October 1995, a shareholder owning 10% of the stock of the Company withdrew. The Company entered into a legal settlement on April 16, 1998 with the former shareholder. The Company agreed to pay the former shareholder $2,000,000 for his 10% ownership interest in the Company. The Company also agreed to pay $450,000 in interest accrued on the appraised value of the stock from the date of termination of the former shareholder to the date of the legal settlement. In addition, the Company agreed to forgive the note receivable from the former shareholder in the amount of $101,836 and entered into a note payable for $250,000 in satisfaction of all other outstanding claims.

                                   MSCL, INC.

                     For The Ten Months Ended July 31, 1998
                                   __________

11.  Commitments And Contingencies, Continued:

     Litigation, Continued
     ----------

     At the date of settlement, the Company had recorded two long-term notes payable in the amounts of $1,221,595 and $250,000, with the balance of $1,228,405 accrued in a short-term payable to be paid in a lump-sum payment on or before May 16, 1998. Until such time the lump-sum payment is made, the shares to be repurchased were held in an escrow account. On May 16, 1998, the Company made the lump-sum payment of $1,228,405 to the former shareholder and received from escrow his shares of stock for 10% of the Company, which was immediately retired. At July 31, 1998, the balance on each of the two above-mentioned long-term notes payable to the former shareholder was $1,082,185 and $234,831, respectively.


12.  Income Taxes:

     Income tax (benefit) consists of the following:

          Current taxes                                                                       $  13,489
          Deferred taxes                                                                       (136,014)
          Valuation allowance                                                                   118,394
                                                                                              ---------

                    Total benefit for income taxes                                              ($4,131)

     Income taxes for the period October 1, 1997 through July 31, 1998 differ from the expense that would result from applying the 1.5% S Corporation California surtax to income before income taxes due to the benefits of the Los Angeles Revitalization Zone credits and permanent differences that are not tax deductible.

     Deferred tax assets recognized for deductible temporary differences and Los Angeles Revitalization Zone credit carryforwards were $429,094, net of a valuation allowance of $118,394, and deferred tax liabilities recognized for taxable temporary differences were ($39,094) at July 31, 1998.

     The Company has Los Angeles Revitalization Zone credit carryforwards of approximately $545,000 which may be used to offset future S Corporation California surtax from within the zone through 2010.

                                   MSCL, INC.

                     For The Ten Months Ended July 31, 1998
                                   __________

13.  Subsequent Event:

     On September 18, 1998, the shareholders of the Company sold 100% of the outstanding shares in MSCL, certain real estate and the two minority shareholders' 25% profit interests in the FilmCore Editorial LLCs for approximately $68,600,000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

                                   __________


To the Board of Directors of
 MSCL, Inc.

We have audited the accompanying consolidated balance sheet of MSCL, Inc. (the "Company") as of September 30, 1997, and the related consolidated statements of income, cash flows and shareholders' equity for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MSCL, Inc. as of September 30, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



Coopers & Lybrand LLP

Los Angeles, California
February 6, 1998

                                   MSCL, INC.

                           CONSOLIDATED BALANCE SHEET
                              September  30, 1997
                                   __________


                                         A S S E T S:

Current assets:
 Cash and cash equivalents                                                                                         $ 1,057,012
 Accounts receivable, less allowance for doubtful accounts of $117,957                                               9,307,865
 Inventories                                                                                                           299,894
 Prepaid expenses and other current assets                                                                           1,117,354
 Deferred income taxes                                                                                                  24,348
 Due from shareholder                                                                                                  100,075
                                                                                                                   -----------

         Total current assets                                                                                       11,906,548

Property and equipment, net                                                                                         26,291,270
Other assets                                                                                                           546,005
Deferred income taxes                                                                                                  348,032
                                                                                                                   -----------

         Total assets                                                                                              $39,091,855
                                                                                                                   ===========

                            LIABILITIES AND SHAREHOLDERS' EQUITY:

Current liabilities:
 Notes payable to bank                                                                                             $   500,000
 Current maturities of long-term debt                                                                                6,266,583
 Accounts payable                                                                                                    2,454,866
 Accrued expenses and other current liabilities                                                                      1,483,375
 Unearned revenue                                                                                                      360,364
                                                                                                                   -----------

         Total current liabilities                                                                                  11,065,188

Long-term debt                                                                                                      14,069,969
Due to officers/shareholders                                                                                            61,349
                                                                                                                   -----------

         Total liabilities                                                                                          25,196,506

Minority interests                                                                                                     289,297

Commitments and contingencies (Note 12)

Shareholders' equity:
 Common stock, $3.33 par value; authorized 10,000 shares, issued and
   outstanding 1,000 shares                                                                                              3,330
 Additional paid-in capital                                                                                            365,713
 Retained earnings                                                                                                  13,237,009
                                                                                                                   -----------

         Total shareholders' equity                                                                                 13,606,052
                                                                                                                   -----------
         Total liabilities and shareholders' equity                                                                $39,091,855
                                                                                                                   ===========

The accompanying notes are an integral part of these consolidated financial statements.

                                   MSCL, INC.

                        CONSOLIDATED STATEMENT OF INCOME
                     For The Year Ended September 30, 1997
                                   __________


Revenues                                                                                            $47,388,143
Cost of revenue                                                                                      29,397,546
                                                                                                    -----------
          Gross profit                                                                               17,990,597

Selling, general and administrative expenses                                                         14,586,979
                                                                                                    -----------
         Income from operations                                                                       3,403,618

Other income (expense):
 Interest expense                                                                                    (1,614,553)
 Gain on disposition of property and equipment                                                          401,757
 Interest income                                                                                         82,256
 Other expense                                                                                         (451,825)
                                                                                                    -----------
         Total other income (expense)                                                                (1,582,365)
                                                                                                    -----------
         Income before benefit for income taxes and minority interests                                1,821,253

Benefit for income taxes                                                                                (79,572)
                                                                                                    -----------
         Income before minority interests                                                             1,900,825

Minority interests                                                                                     (271,661)
                                                                                                    -----------
         Net income                                                                                 $ 1,629,164
                                                                                                    ===========

The accompanying notes are an integral part of these consolidated financial statements.

                                   MSCL, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                     For The Year Ended September 30, 1997
                                   __________


Cash flows from operating activities:
 Net income                                                                                                         $ 1,629,164
 Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation                                                                                                       7,117,424
   Amortization                                                                                                          31,838
   Bad debt expense                                                                                                      73,949
   Net gain on disposal of property, plant and equipment                                                               (401,757)
   Deferred income taxes                                                                                                (80,372)
   Changes in operating assets and liabilities, net of effects from acquisition of businesses:
     Increase in accounts receivable                                                                                 (1,500,133)
     Increase in inventories                                                                                           (221,044)
     Increase in prepaid expenses and other current assets                                                             (670,738)
     Decrease in due from shareholder                                                                                   175,011
     Decrease in other assets                                                                                           275,398
     Decrease in accounts payable                                                                                    (1,261,414)
     Increase in accrued liabilities                                                                                    664,748
     Increase in unearned revenue                                                                                       218,174
     Decrease in due to officers/shareholders                                                                           (64,119)
     Increase in minority interests                                                                                     271,661
                                                                                                                    -----------

         Net cash provided by operating activities                                                                    6,257,790
                                                                                                                    -----------

Cash flows from investing activities:
 Capital expenditures                                                                                                (5,597,983)
 Proceeds from the sale of property, plant and equipment                                                                265,124
                                                                                                                    -----------

         Net cash used in investing activities                                                                       (5,332,859)

Cash flows from financing activities:
 Borrowings under credit agreement                                                                                      500,000
 Proceeds from long-term debt                                                                                         4,645,956
 Principal payments on long-term debt                                                                                (5,331,257)
 Distributions to shareholders                                                                                         (852,000)
 Additional paid-in capital related to common stock repurchase                                                         (153,955)
                                                                                                                    -----------

         Net cash used in financing activities                                                                       (1,191,256)

         Net decrease in cash and cash equivalents                                                                     (266,325)

Cash and cash equivalents, beginning of year                                                                          1,323,337
                                                                                                                    -----------

Cash and cash equivalents, end of year                                                                              $ 1,057,012
                                                                                                                    ===========


Acquisition of property, plant and equipment through debt financing                                                 $ 4,306,089
                                                                                                                    ===========

Cash paid for:
 Interest                                                                                                           $ 1,646,284
                                                                                                                    ===========
 Income taxes                                                                                                       $     2,500
                                                                                                                    ===========

The accompanying notes are an integral part of these consolidated financial statements.

                                   MSCL, INC.

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                     For The Year Ended September 30, 1997
                                   __________



                                               Common Stock               Additional
                                           --------------------            Paid-In            Retained
                                           Shares        Amount            Capital            Earnings              Total
                                           ------        ------           -----------         --------              -----
Balance, September 30, 1996                1,000         $3,330           $ 519,668          $12,459,845          $12,982,843

    Net income                                                                                 1,629,164            1,629,164

    Legal costs related to common
        stock repurchase                                                   (153,955)                                 (153,955)

    Dividends                                                                                   (852,000)            (852,000)

Balance, September 30, 1997                1,000         $3,330           $ 365,713          $13,237,009          $13,606,052


The accompanying notes are an integral part of these consolidated financial statements.

                                   MSCL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     For The Year Ended September 30, 1997
                                   __________

1.   Company Organization And Basis Of Consolidation:

     The consolidated financial statements include the accounts of MSCL, Inc. dba Encore and Filmcore ("MSCL"), a California corporation, Filmcore Editorial San Francisco, L.L.C. ("Filmcore Editorial") and the Virtual Office, Inc., dba Virtuosity ("Virtuosity"), collectively known as the "Company." Filmcore Editorial and Virtuosity are majority-owned subsidiaries of MSCL. In October 1996, MSCL entered into an operating agreement for the formation of Filmcore Editorial and contributed certain assets for a 75% interest in net profits. MSCL contributed certain assets for a 66-2/3% interest in Virtuosity in November 1995. In fiscal year 1997, the Company adopted early the provisions of EITF 96-16, "Investors Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights," and changed the method of recording the investment in Virtuosity from the equity method to consolidation. The impact of the Company adopting EITF 96-16 did not have a material effect on the financial statements. All significant intercompany transactions have been eliminated in consolidation.

     MSCL and Filmcore Editorial are engaged in providing post-production services and facilities to advertising agencies, production companies and motion picture and television studios, television programs and commercials produced primarily in Southern California. The Company also leases video equipment to customers under short-term cancellable operating leases. Virtuosity provides telephone voice mail and various other services to individuals and businesses for an access charge.


2.   Summary Of Significant Accounting Policies:

     Revenue Recognition
     -------------------

     Revenue is recognized when services are rendered. Revenue is recognized on incomplete visual effects and editing jobs using the percentage-of-completion method. Losses on jobs are recognized in their entirety when identified. Unearned revenue represents billings on incomplete editing jobs in excess of costs incurred.

     Use Of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                                   MSCL, INC.

                     For The Year Ended September 30, 1997
                                   __________

2.   Summary Of Significant Accounting Policies, Continued:

     Cash Equivalents
     ----------------

     The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents. Cash equivalents include money market funds.

     Concentration Of Credit Risk
     ----------------------------

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable and uninsured cash balances. Concentrations of credit risk with respect to trade accounts receivable are limited due to the number of customers comprising the Company's customer base. The Company requires no collateral from its customers and performs ongoing credit evaluations of its customers' financial condition.

     The Company places its cash deposits with high-credit, quality financial institutions. At times, balances in the Company's cash accounts may exceed the Federal Deposit Insurance Corporation limit of $100,000.

     Inventories
     -----------

     Inventories are stated at the lower of cost or market, cost generally being determined on a first-in, first-out basis.

     Property And Equipment
     ----------------------

     Property and equipment are stated at cost. Depreciation is provided for on the straight-line method over the estimated useful lives of the assets.
     The estimated useful lives of the assets are as follows:

          Editing equipment                                         5 - 10 years
          Video equipment                                           5 -  7 years
          Office furniture and equipment                            5 -  7 years
          Vehicles                                                       5 years
          Video equipment held for lease                                 5 years
          Video and editing equipment held under capital lease      5 -  7 years


                                   MSCL, INC.

                     For The Year Ended September 30, 1997
                                   __________

2.   Summary Of Significant Accounting Policies, Continued:

     Property And Equipment, Continued
     ----------------------

     Leasehold improvements are amortized on the straight-line method over the term of the lease or estimated useful life, whichever is shorter.

     Expenditures for maintenance and repairs are charged to operations as incurred, while renewals and betterments are capitalized.

     Other Assets
     ------------

     Goodwill represents the excess of the acquisition costs of acquired subsidiaries over the fair value of the net assets, and is being amortized on the straight-line method over periods of 5 to 40 years.

     The cost of patents and trademarks acquired are being amortized on the straight-line method over 17 and 20 years, respectively, or the estimated useful life, whichever is shorter.

     Capital Lease Obligations
     -------------------------

     The Company has capitalized certain property and equipment under lease obligations which, by their terms, are equivalent to installment purchases.

     Advertising Costs
     -----------------

     The Company expenses advertising costs as incurred. Advertising costs charged to operations were $441,964 for the year ended September 30, 1997.

     Income Taxes
     ------------

     The Company has elected to be taxed as an S Corporation, whereby the entire Federal and California taxable income or loss of the Company is reportable by the shareholders. The Company will not be responsible for Federal income tax or California franchise tax in excess of the minimum tax, but will incur a 1.5% California surtax.

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes.

                                   MSCL, INC.

                     For The Year Ended September 30, 1997
                                   __________

2.   Summary Of Significant Accounting Policies, Continued:

     Income Taxes, Continued
     ------------

     Deferred income taxes are provided for temporary differences with respect to balance sheet items that result from different reporting practices for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax return consequences of those differences which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for tax credits that are available to offset future California surtax. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     The principal sources of temporary differences result from differing methods used for property and equipment depreciation and the recognition of Los Angeles Revitalization Zone credit carryforwards.

     Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse.

     Reclassifications
     -----------------

     Certain classifications in the current financial statements may be different from classifications in the prior year's financial statements.


3.   Due From Shareholder:

     Loans receivable from officer/shareholder are unsecured, due on demand, and bear interest at 7% per annum. The loans include $100,075 receivable from a shareholder who has resigned from the Company.

                                   MSCL, INC.

                     For The Year Ended September 30, 1997
                                   __________

4.   Property And Equipment:

     Property and equipment consist of the following:

     Editing and video equipment                                                           $ 29,410,062
     Office furniture and equipment                                                           4,872,204
     Vehicles                                                                                   151,356
     Video equipment held for lease                                                           4,746,310
     Video and editing equipment held under capital lease                                     6,823,917
     Leasehold improvements                                                                   6,890,235
     Construction-in-progress                                                                   819,952
                                                                                           ------------

                                                                                             53,714,036
     Less:  Accumulated depreciation, including $2,685,166 for video equipment held for lease and $5,353,452 for equipment held under capital lease
                                                                                            (27,422,766)
                                                                                           ------------

                                                                                           $ 26,291,270
                                                                                           ============

5.   Other Assets:

     Other assets consist of the following:

     Goodwill, net of accumulated amortization of $44,011                                     $174,365
     Patents and trademarks, net of accumulated amortization of  $96,615                       182,858
     Deposits                                                                                  111,547
     Advances                                                                                   41,861
     Other                                                                                      35,374
                                                                                              --------

                                                                                              $546,005
                                                                                              ========

                                   MSCL, INC.

                     For The Year Ended September 30, 1997
                                   __________

6.   Notes Payable To Bank:

     Under the terms of a credit agreement expiring August 31, 1998, the Company may borrow up to $2,000,000 under a revolving credit facility. Interest is payable monthly at either 2% per annum in excess of the LIBOR rate, if requested by the Company in accordance with the terms of the agreement, or .25% per annum above the reference rate. At September 30, 1997, the rate was 8.75% and $500,000 was outstanding under this facility.

     The credit agreement contains various financial covenants and is collateralized by the personal guarantees of certain officer/shareholders of the Company, and their related trusts and by collateralized interests in substantially all of the assets of the Company, to the extent that these assets are not leased or financed by other unrelated parties. The Company was not in compliance with certain of its financial covenants at September 30, 1997, which is a breach of the credit agreement. The bank has waived these specific requirements of the credit agreement through March 31, 1998, at which time a new credit agreement was finalized. Under the terms of the new credit agreement expiring May 31, 1999, the Company may borrow up to $3,000,000 under a revolving line of credit. The most restrictive financial covenants require the Company to maintain 1) a ratio of current assets to current liabilities of at least 1.00:1.00 at each quarter end; 2) a ratio of total liabilities to tangible net worth of not greater than 2.25:1.00 at each quarter end; and 3) a fixed charge coverage ratio of not less than 1.25:1.00 at each year end, as defined.

     The Company entered into a construction line of credit on September 2, 1997 for $1,200,000, which will become a Term Note on February 28, 1998 and will be due in 60 equal payments with the final payment due on January 31, 2003. Interest will be payable monthly at 2% per annum in excess of the LIBOR rate. At September 30, 1997, no amount was outstanding under this facility.

7.   Long-Term Debt:

     Notes payable, due in aggregate monthly installments of $223,704 through
      October 2001, including interest ranging from 8.05% to 8.82% per annum, collateralized by security interests in the related equipment.  The
      Company was not in compliance with a reporting covenant associated with this note at September  30, 1997, which is a breach of the terms of the
      note.  The lender has waived the specific violation of the note terms.       $7,451,518

                                  MSCL, INC.

                     For The Year Ended September 30, 1997
                                  __________

7.  Long-Term Debt, Continued:

     Notes payable, due in aggregate monthly installments of $74,780 through
      September 2001, plus and including interest of 8.7% per annum, collateralized by security interests in the related equipment and any proceeds it generates.  The note is guaranteed by the
      officer/shareholders of the Company.  The Company was not in compliance with a reporting covenant associated with this note at September  30,
      1997, which is a breach of the terms of the note.  The lender has waived
      the specific violation of the note terms.                                    $3,022,638

     Notes payable, due in aggregate monthly installments of $144,067 through
      October 2001, including interest ranging from 7.74% to 9.12% per annum, collateralized by security interests in the related equipment.  The
      Company was not in compliance with a reporting covenant associated with this note at September  30, 1997, which is a breach of the terms of the
      note.  The lender has waived the specific violation of the note terms.        5,489,168

     Notes payable, due in aggregate monthly installments of $36,450 through
      March 2000, including interest ranging from 9.31% to 10.15% per annum,
      collateralized by security interests in the related equipment.                   898,529

     Capital lease obligations, due in aggregate monthly installments of
      $104,784 through September 2000, including interest ranging from 7.0% to
      9.25% per annum.                                                              1,648,438

                                  MSCL, INC.

                     For The Year Ended September 30, 1997
                                  __________

7.  Long-Term Debt, Continued:

     Notes payable to bank, due in aggregate monthly installments of $41,667 through December 2001, plus interest at .75% per annum above the reference rate and at 8.65% and 10.34% per annum.  The interest rate on the variable rate note was 8.75% at September  30, 1997.  These notes are subject to the terms and conditions as indicated in these financial
      statements.                                                                 $ 1,735,000

     Officer/shareholders' unsecured loans, due in monthly installments of
      $1,719 through May 2003, including interest at 9.4% per annum.                  91,261
                                                                                  -----------

                                                                                   20,336,552
     Current maturities, including $1,036,383 for capital lease obligations         6,266,583
                                                                                  -----------

                                                                                  $14,069,969
                                                                                  ===========

     The following is a schedule of aggregate annual maturities of long-term debt:

        Years Ending
        September 30,
        -------------
             1998                                                      $6,266,583
             1999                                                       5,651,058
             2000                                                       4,560,456
             2001                                                       3,194,590
             2002                                                         649,555
             Thereafter                                                    14,310
                                                                      -----------

                                                                      $20,336,552
                                                                      ===========

8.   Due To Officers/Shareholders:

     Loans payable to officers/shareholders are unsecured, due on demand, and bear interest at 7% per annum. The officer/shareholders will not make demand within the next 12 months.

                                   MSCL, INC.

                     For The Year Ended September 30, 1997
                                   __________

9.   Retirement Plan:

     The Company has a qualified 401(k) retirement plan in effect for eligible employees. The plan provides for pretax employee contributions, fifty percent of which will be matched by the Company, pursuant to the plan agreement. Additional annual contributions may be made by the Company at its discretion. Total contributions are not to exceed annual amounts deductible under Internal Revenue Service regulations. Retirement plan expense charged to operations was $196,118 for the year ended September 30, 1997.


10.  Shareholders' Equity:

     The Company incurred legal expenses related to certain litigation, as discussed in these financial statements, for the repurchase of stock from a minority shareholder. These legal expenses were incurred for both the litigation and the acquisition of the shares of stock. The Company classified the portion of the expenses directly related to the acquisition of stock into additional paid-in capital and the balance was expensed in the consolidated statement of income.


11.  Stock Option:

     The Company entered into a stock option agreement on February 1, 1997 with an employee of the Company. The agreement provides for a grant of options to purchase up to 1% of the issued and outstanding common stock of the Company for each full year of service of the agreement not to exceed 5% of the total outstanding stock. The exercise price for each 1% of the outstanding common stock is $20. As of September 30, 1997, no options are exercisable under the agreement.

     Any stock purchased pursuant to the agreement will be subject to a restriction which requires the sale of the stock by the employee to the Company at the exercise price in the event the employee's employment is terminated, either voluntarily or involuntarily.

     The Company recognized $40,440 of earned compensation expense related to this stock option agreement for the year ended September 30, 1997. Compensation cost was estimated by management using a market approach and applying multiples derived from comparable sale transactions of similar companies with a discount for the restrictions placed on the stock.

                                   MSCL, INC.

                     For The Year Ended September 30, 1997
                                   __________

11.  Stock Option, Continued:

     The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and will use the intrinsic value-based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." However, at September 30, 1997, compensation cost for the existing employee stock option agreement measured under the intrinsic value-based method approximates compensation cost measure under the fair value-based method.


12.  Commitments And Contingencies:

     Employment Agreements
     ---------------------

     The Company has employment agreements with certain key employees. In addition to base salaries, some of the agreements provide for bonuses based on total employee billings or net income after tax, and severance payments. In addition, one of the agreements also provides for 5% of distributed income for one of the divisions, as defined, starting September 30, 2002 and thereafter, and 5% of the net sales proceeds attributable to one of the divisions upon the sale of the division or Company, providing the employee remains employed or if the sale occurs one year after the employee's termination.

                                   MSCL, INC.

                     For The Year Ended September 30, 1997
                                   __________

12.  Commitments And Contingencies, Continued:

     Leases
     ------

     The Company leases its facilities and property and equipment under noncancellable operating and capital leases, respectively, expiring in various years through 2012 and is committed to minimum rental payments (exclusive of real estate taxes, maintenance, etc.) as follows:

                                                               Operating Leases
    Years Ending                                      -----------------------------          Capital
    September 30,                                     Affiliates            Other            Leases
    -------------                                     -----------        ----------        ----------
        1998                                          $ 1,670,973        $  327,630        $1,129,932
        1999                                            1,654,186           317,372           513,400
        2000                                            1,676,984           242,232           133,298
        2001                                            1,700,922           243,132                 -
        2002                                            1,690,985           223,332                 -
        Thereafter                                      9,005,937           129,902                 -

            Total minimum lease
              payments                                $17,399,987        $1,483,600         1,776,630
                                                      ===========        ==========

     Less amount representing interest                                                       (128,192)
                                                                                           ----------

            Present value of net minimum
              lease payments                                                               $1,648,438
                                                                                           ==========

The Company leases six of its Southern California facilities from certain officer/shareholders of the Company. Rent on three of the facilities is to be adjusted annually based on increases in the Consumer Price Index or 5% of the previous year's rent, whichever is greater. The 5% annual adjustment is included in minimum rental payments. Rent on six facilities is to be adjusted annually based on increases in the Consumer Price Index up to a maximum of 5%. Minimum rental payments for this lease do not include any anticipated rental increases. One of these leases also provides for a ten-year renewal option. Rent under the option will be redetermined at the time the option is exercised. Each lease requires payment of certain additional expenses including utilities, property taxes and other operating expenses.

                                   MSCL, INC.

                     For The Year Ended September 30, 1997
                                   __________

12.  Commitments And Contingencies, Continued:

     Leases, Continued
     ------

     The Company leases two facilities in Northern California. One of these leases includes a determinable escalation clause and rent expense is recognized on the straight-line method over the term of the lease. The difference between rent expense recognized and rent payable under the escalation clauses is reflected in accrued expenses. The lease also provides for a five-year renewal option. Rent under the option will be the fair market rental for the premises but not less than the monthly rental for the last month of the initial lease term. The second lease includes an escalation clause which will be determined at future dates based on the Consumer Price Index. The lease also provides for a ten-year renewal option. The leases require payment of certain additional expenses, including utilities, property taxes and other operating expenses.

     The Company also leases two facilities in Southern California from unrelated parties. One of the leases includes an escalation clause based on the Consumer Price Index. The leases provide for renewal options of five and two years.

     In addition, the Company has subleased a portion of one of its Westside facilities under a five-year noncancellable operating lease for $6,363 per month, including $1,786 for reimbursement of leasehold improvements. Rent commenced on November 1, 1996.

     Rent expense charged to operations was $1,598,689 for the year ended September 30, 1997.

     Guarantees
     ----------

     The Company has guaranteed notes payable of $3,250,000 and a standby letter of credit for $812,240 on behalf of certain officer/shareholders of the Company. The letter of credit is subject to the terms and conditions as indicated in these financial statements. These obligations were made in connection with the construction and refinancing of post-production facilities currently leased by the Company. The amount of borrowings outstanding at September 30, 1997 was $2,871,351. The letter of credit has not been drawn upon. The Company requires no collateral with respect to these guarantees.

     Conditional Grant
     -----------------

     The Company received a conditional grant of $99,306 during the year ended September 30, 1993 from a governmental agency for leasehold improvements on facilities leased from certain officer/shareholders of the Company.

                                   MSCL, INC.

                     For The Year Ended September 30, 1997
                                   __________

12.  Commitments And Contingencies, Continued:

     Conditional Grant, Continued
     -----------------

     Should the Company remain in compliance with the terms of the conditional grant agreement, the debt will be forgiven at the rate of 10% per year for 10 years; otherwise, the remaining balance becomes due and payable. The grant is collateralized by the assignment of the Company's leasehold interest in the leased premises.

     The grant has been deducted from the carrying value of leasehold improvements and, therefore, is recognized in the consolidated statement of income by way of a reduced depreciation charge.

     Stock Repurchase Agreement
     --------------------------

     Under the terms of a shareholders' agreement, upon the death, withdrawal or termination of a shareholder, the Company is required to purchase all of the shares owned by the shareholder, provided such sale and purchase may be lawfully made. The value of shares owned by a deceased, withdrawn or terminated shareholder shall be determined by appraisal. The Company maintains life insurance on each shareholder to fund the stock purchase upon the death of a shareholder, should it become necessary to do so.

     During October 1995, a shareholder owning 10% of the stock of the Company withdrew, which is currently the subject of litigation (see below). Appraisals to determine the purchase price of the stock are currently pending. Once the purchase price is determined, it will be reflected in the Company's balance sheet as a note payable and a reduction in common stock and additional paid-in capital. Principal and interest at 10% per annum will be due in equal monthly installments over 5 years if the principal is greater than $300,000, or 3 years if less.

     Litigation
     ----------

     The Company is a defendant in a lawsuit filed by a minority shareholder who has withdrawn from the Company. Final valuation of the Company's shares has not yet been determined; the values range from $1,500,000 to $3,800,000. Subsequent to September 30, 1997, the Company deposited $579,000 with the court in regard to this matter.

                                   MSCL, INC.

                     For The Year Ended September 30, 1997
                                   __________

12.  Commitments And Contingencies, Continued:

     Litigation, Continued
     ----------

     The minority shareholder is also suing for damages for breach of contract, constructive termination of an alleged employment agreement and various other issues. The Company believes the suit is without merit and is vigorously defending its position. Based on the progress of the lawsuit to date, outside counsel has advised the Company that it has no reason to believe that the Company will incur a material loss in excess of the appraised value of the shares, which it will purchase pursuant to the shareholders' agreement.

     The Company was a defendant in a lawsuit filed by an individual to whom the Company had provided pro bono use of editing systems and storage. The plaintiff brought various causes of action against the Company resulting from the loss of film media and asked for damages of $600,000 plus punitive damages. The lawsuit was settled on or about September 2, 1997 for $95,000, which the Company paid on that date.

13.  Income Taxes:

     Income tax (benefit) consists of the following:

          Current taxes                               $     800
          Deferred taxes                                (80,372)
                                                      ---------

                                                       ($79,572)
                                                      =========

     Income taxes for the year ended September 30, 1997 differ from the expense that would result from applying the 1.5% California surtax to income before income taxes due to the benefits of the Los Angeles Revitalization Zone credits and permanent differences that are not tax-deductible.

     Deferred tax assets recognized for deductible temporary differences and Los Angeles Revitalization Zone credit carryforwards were $434,483 and deferred tax liabilities recognized for taxable temporary differences were $62,103 at September 30, 1997.

     The Company has Los Angeles Revitalization Zone credit carryforwards of approximately $427,000 which may be used to offset future California surtax from within the zone through 2010.

14.  Nonmonetary Transaction:

     During the year ended September 30, 1997, the Company exchanged video equipment with a net book value of $31,667 and cash of $792,580 for similar equipment with a fair value of $1,195,780 and a service agreement with a fair value of $17,676. The new equipment was recorded at its fair value.
     A gain on the transaction of $389,209 has been included in the consolidated statement of income at September 30, 1997.

                                   MSCL, INC.

                     For The Year Ended September 30, 1997
                                   __________

15.  Subsequent Events:

     Financing Agreements
     --------------------

     Subsequent to September 30, 1997, the Company financed the acquisition of property and equipment for $718,621. The notes are payable in aggregate monthly installments of $16,971, through November 2002, including interest ranging from 8.19% to 8.40% per annum.

     Investment In LLC
     -----------------

     Subsequent to September 30, 1997, the Company has reached an agreement for the formation of a limited liability company, Filmcore Editorial Los Angeles, LLC (the "LLC") and plans to contribute net assets for a 75% interest in net profits. The Company has been appointed manager of the LLC and has agreed to lend amounts that may be necessary for working capital requirements of the LLC.

                       REPORT OF INDEPENDENT ACCOUNTANTS
                                   __________

To the Board of Directors of
 MSCL, Inc.

In our opinion, the accompanying balance sheet and the related statements of income, cash flows and shareholders' equity present fairly, in all material respects, the financial position of MSCL, Inc. (the "Company") at September 30, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which requires that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As more fully discussed in Note 10 to these financial statements, subsequent to September 30, 1996, the Company entered into a legal settlement agreement with a former shareholder for the repurchase of his shares.



PricewaterhouseCoopers LLP


August 6, 1998

                                   MSCL, INC.

                                 BALANCE SHEET
                               September 30, 1996
                                   __________

                                ASSETS

Current assets:
 Cash and cash equivalents                                                                           $1,323,337
 Accounts receivable, less allowance for doubtful accounts of $130,000                                7,864,044
 Inventories                                                                                             78,850
 Prepaid expenses and other current assets                                                              446,616
 Deferred income taxes                                                                                   20,926
                                                                                                    -----------

         Total current assets                                                                         9,733,773

Property and equipment, net                                                                          23,367,291
Other assets                                                                                            699,666
Investment in unconsolidated subsidiary                                                                 153,576
Deferred income taxes                                                                                   271,082
Due from shareholders                                                                                   275,086
                                                                                                    -----------

         Total assets                                                                               $34,500,474
                                                                                                    ===========

                LIABILITIES AND SHAREHOLDERS' EQUITY:

Current liabilities:
 Notes payable to bank                                                                              $    57,864
 Current maturities of long-term debt                                                                 4,538,203
 Accounts payable                                                                                     3,716,280
 Accrued expenses and other current liabilities                                                         818,626
 Unearned revenue                                                                                       142,190
                                                                                                    -----------

         Total current liabilities                                                                    9,273,163

Long-term debt                                                                                       12,119,698
Due to shareholders                                                                                     124,770
                                                                                                    -----------

         Total liabilities                                                                           21,517,631

Commitments and contingencies (Note 10)

Shareholders' equity:
 Common stock, $3.33 par value; authorized 10,000 shares, issued and
   outstanding 1,000 shares                                                                               3,330
 Additional paid-in capital                                                                             519,668
 Retained earnings                                                                                   12,459,845
                                                                                                    -----------

         Total shareholders' equity                                                                  12,982,843
                                                                                                    -----------

         Total liabilities and shareholders' equity                                                 $34,500,474
                                                                                                    ===========

The accompanying notes are an integral part of these consolidated financial statements.

                                   MSCL, INC.

                              STATEMENT OF INCOME
                     For The Year Ended September  30, 1996
                                   __________

Revenues                                                                                   $37,088,069

Cost of revenue                                                                             22,053,019
                                                                                           -----------
          Gross profit                                                                      15,035,050

Selling, general and administrative expenses                                                12,505,600
                                                                                           -----------
         Income from operations                                                              2,529,450

Other income (expense):
 Interest expense                                                                           (1,028,091)
 Net gain on sale of property and equipment                                                    273,815
 Interest income                                                                               135,946
 Business tax refund                                                                           201,628
 Equity portion of loss from unconsolidated subsidiary                                         (84,719)
 Other expense                                                                                  15,855

         Total other expense                                                                  (485,566)
                                                                                           -----------

         Income before benefit for income taxes                                             (2,043,884)
                                                                                           -----------

Benefit for income taxes                                                                      (118,270)
                                                                                           -----------

         Net income                                                                        $ 2,162,154
                                                                                           ===========

The accompanying notes are an integral part of these consolidated financial statements.

                                   MSCL, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                     For The Year Ended September 30, 1996
                                   __________

Cash flows from operating activities:
 Net income                                                                                                       $ 2,162,154
 Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation                                                                                                     5,489,122
   Amortization                                                                                                        88,538
   Bad debt expense                                                                                                    74,462
   Net gain on disposal of property and equipment                                                                    (273,815)
   Deferred income taxes                                                                                             (111,450)
   Equity portion of loss from unconsolidated subsidiary                                                               84,719
   Changes in operating assets and liabilities:
     Increase in accounts receivable                                                                               (1,973,006)
     Increase in inventories                                                                                          (19,904)
     Increase in prepaid expenses and other current assets                                                            (44,058)
     Increase in due from shareholders                                                                                (17,997)
     Decrease in other assets                                                                                         466,089
     Increase in investment in unconsolidated subsidiary                                                             (300,000)
     Increase in accounts payable                                                                                     723,624
     Increase in accrued liabilities                                                                                  173,818
     Increase in unearned revenue                                                                                      59,462
     Increase in due to shareholders                                                                                    7,511
                                                                                                                  -----------
          Net cash provided by operating activities                                                                 6,589,269

Cash flows from investing activities:
 Capital expenditures                                                                                              (9,486,204)
 Proceeds from the sale of property and equipment                                                                      22,274
 Loans to employees                                                                                                    (8,450)
 Investment in unconsolidated subsidiary                                                                             (200,000)
 Loan to unconsolidated subsidiary                                                                                    (50,000)
                                                                                                                  -----------
          Net cash used in investing activities                                                                    (9,722,380)

Cash flows from financing activities:
 Borrowing under credit agreement                                                                                      57,864
 Proceeds from long-term debt                                                                                       6,912,450
 Repayment of long-term debt                                                                                       (3,562,469)
                                                                                                                  -----------

          Net cash provided by financing activities                                                                 3,407,845
                                                                                                                  -----------
          Net increase in cash and cash equivalents                                                                   274,734

 Cash and cash equivalents, beginning of year                                                                       1,048,603
                                                                                                                  -----------
 Cash and cash equivalents, end of year                                                                           $ 1,323,337
                                                                                                                  ===========

 During 1996, the Company incurred long-term debt of $2,519,628 and accounts payable and accrued expenses of
  $1,570,413 to finance the purchase of equipment.

 The Company applied advances made in 1995 of $100,000 toward the purchase of shares in an unconsolidated subsidiary.

 The Company also converted $711,293 of short-term borrowings under a credit agreement to long-term debt.

 Cash paid for:
  Interest                                                                                                        $ 1,012,778
  Income taxes                                                                                                    $       800

The accompanying notes are an integral part of these consolidated financial statements.

                                   MSCL, INC.

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                     For The Year Ended September 30, 1996
                                   __________

                                               Common Stock               Additional
                                           --------------------            Paid-In           Retained
                                           Shares        Amount            Capital           Earnings             Total
                                           ------        ------           ----------        -----------         -----------
Balance, September 30, 1995                1,000         $3,330            $519,668         $10,297,691         $10,820,689

    Net income                                                                                2,162,154           2,162,154

Balance, September 30, 1996                1,000         $3,330            $519,668         $12,459,845         $12,982,843

The accompanying notes are an integral part of these consolidated financial statements.

                                   MSCL, INC.

                         NOTES TO FINANCIAL STATEMENTS
                     For the Year Ended September 30, 1996

                                   __________

1.   Company Organization:

     The Company is engaged in providing post-production services and facilities to advertising agencies, production companies and freelance artists for motion pictures, television programs and commercials produced primarily in Southern California. The Company also leases video equipment to customers under short-term cancellable operating leases.


2.   Summary Of Significant Accounting Policies:

     Revenue Recognition
     -------------------

     Revenue is recognized when services are rendered. Revenue is recognized on work-in-process visual effects and editing jobs using the percentage-of-completion method. Losses on jobs are recognized in their entirety when identified. Unearned revenue represents billings on work-in-process editing jobs in excess of costs incurred.

     Use Of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Cash Equivalents
     ----------------

     The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents. Cash equivalents include money market funds.

     Concentration Of Credit Risk
     ----------------------------

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable and uninsured cash balances. Concentrations of credit risk with respect to trade accounts receivable are limited due to the number of customers comprising the Company's customer base. The Company requires no collateral from its customers and performs ongoing credit evaluations of its customers' financial condition.

                                   MSCL, INC.

                     For the Year Ended September 30, 1996

                                   __________

2.   Summary Of Significant Accounting Policies, Continued:

     Concentration Of Credit Risk, Continued
     ----------------------------

     The Company places its cash deposits with high-credit, quality financial institutions. At times, balances in the Company's cash accounts may exceed the Federal Deposit Insurance Corporation limit of $100,000.

     Inventories
     -----------

     Inventories are stated at the lower of cost or market, cost generally being determined on a first-in, first-out basis.

     Property And Equipment
     ----------------------

     Property and equipment are stated at cost. Depreciation is provided for on the straight-line method over the estimated useful lives of the assets.
     The estimated useful lives of the assets are as follows:

          Editing equipment                                         5 - 10 years
          Video equipment                                           5 -  7 years
          Office furniture and equipment                            5 - 10 years
          Vehicles                                                       5 years
          Video equipment held for lease                            5 -  7 years
          Video and editing equipment held under capital lease      5 -  7 years

     Leasehold improvements are amortized on the straight-line method over the term of the lease or estimated useful life, whichever is shorter.

     Expenditures for maintenance and repairs are charged to operations as incurred, while renewals and betterments are capitalized.

     Other Assets
     ------------

     Goodwill represents the excess of the acquisition cost of an acquired subsidiary over the fair value of the net assets, and is being amortized on the straight-line method over 40 years.

     The cost of patents and trademarks acquired are being amortized on the straight-line method over 17 and 20 years, respectively, or the estimated useful life, whichever is shorter.

                                   MSCL, INC.

                     For the Year Ended September 30, 1996

                                   __________

2.   Summary Of Significant Accounting Policies, Continued:

     Capital Lease Obligations
     -------------------------

     The Company has capitalized certain property and equipment under lease obligations which, by their terms, are equivalent to installment purchases.

     Advertising Costs
     -----------------

     The Company expenses advertising costs as incurred. Advertising costs charged to operations were $409,923 for the year ended September 30, 1996.

     Income Taxes
     ------------

     The Company has elected to be taxed as an S Corporation, whereby the entire Federal and California taxable income or loss of the Company is reportable by the shareholders. The Company will not be responsible for Federal income tax or California franchise tax in excess of the minimum tax, but will incur a 1.5% California surtax.

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes.

     Deferred income taxes are provided for temporary differences with respect to balance sheet items that result from different reporting practices for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax return consequences of those differences which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for tax credits that are available to offset future California surtax. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     The principal sources of temporary differences result from differing methods used for property and equipment depreciation and the recognition of Los Angeles Revitalization Zone credit carryforwards.

     Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse.

                                   MSCL, INC.

                     For the Year Ended September 30, 1996

                                   __________

3.   Due From Shareholders:

     Loans receivable from shareholders are unsecured, due on demand, and bear interest at 7% per annum. The loans include $93,528 receivable from a shareholder who has resigned from the Company.

4.   Property And Equipment:

     Property and equipment consist of the following:

     Editing and video equipment                                                           $ 23,955,665
     Office furniture and equipment                                                           3,444,870
     Vehicles                                                                                   151,356
     Video equipment held for lease                                                           3,708,771
     Video and editing equipment held under capital lease                                     6,823,917
     Leasehold improvements                                                                   6,123,617
                                                                                           ------------

                                                                                             44,208,196
     Less:  Accumulated depreciation, including $1,920,602 for video equipment
      held for lease and $4,114,566 for equipment held under capital lease                  (20,840,905)

                                                                                           $ 23,367,291
                                                                                           ============

5.   Other Assets:

     Other assets consist of the following:

     Goodwill, net of accumulated amortization of $21,312                                     $115,079
     Patents and trademarks, net of accumulated amortization of  $84,066                       156,942
     Deposits                                                                                  377,645
     Note receivable from unconsolidated subsidiary                                             50,000
                                                                                              --------

                                                                                              $699,666
                                                                                              ========

                                   MSCL, INC.

                     For the Year Ended September 30, 1996

                                   __________

5.   Other Assets, Continued:

     Investment In Unconsolidated Subsidiary
     ---------------------------------------

     On November 1, 1995, the Company acquired a 66.67% interest in The Virtual Office, Inc., dba Virtuosity, which provides telephone voicemail and various other services to individuals and businesses for an access charge. The Company accounts for its investment under the equity method since it exerts significant influence over Virtuosity's operating and financial activities, but does not control the majority voting interest due to limitations provided in the underlying corporate documents. Under the terms of a related shareholders' agreement, the Company would be required to sell its stock to the remaining Virtuosity stockholder in the event a change in ownership, as defined, occurs.

     A summary of the financial position and results of operations for Virtuosity as of and for the twelve months ended September 30, 1996 is as follows:

          Current assets                                                                     $  155,330
          Property and equipment                                                                485,027
          Other assets                                                                           19,606
                                                                                             ----------

                                                                                             $  659,963
                                                                                             ==========


          Current liabilities                                                                $  248,811
          Long-term debt                                                                        313,243
                                                                                             ----------

                                                                                                562,054
          Stockholders' equity                                                                   97,909
                                                                                             ----------

                                                                                             $  659,963
                                                                                             ==========

          Net sales                                                                          $  543,156
                                                                                             ==========

          Net loss                                                                            ($127,072)

     Long-term debt includes a $50,000 note payable to the Company.

     The investment in Virtuosity exceeded the Company's share of the underlying net assets by $347,794, which is being amortized on the straight-line method over 62 months.

                                   MSCL, INC.

                     For the Year Ended September 30, 1996

                                   __________

5.   Other Assets, Continued:

     Investment In Unconsolidated Subsidiary, Continued
     ---------------------------------------

     The Company purchased telephone equipment of $55,162 and incurred voicemail and web design service fees of $29,941 from Virtuosity during the year ended September 30, 1996. In addition, the Company has guaranteed notes payable with outstanding balances of $403,928 at September 30, 1996 and accounts payable for purchases from a specific vendor up to $50,000.


6.   Notes Payable To Bank:

     Under the terms of a credit agreement expiring April 17, 1997, the Company may borrow up to $2,000,000 under a revolving credit facility. Interest is payable monthly at either 2% per annum in excess of the LIBOR rate, if requested by the Company in accordance with the terms of the agreement, or .25% per annum above the reference rate. There were no outstanding balances under this facility at September 30, 1996.

     The Company may also borrow up to $300,000 under an additional credit facility through December 31, 1996. Interest is payable monthly at .25% per annum above the reference rate. The outstanding balance under this facility was $57,864 at September 30, 1996. The interest rate at September 30, 1996 was 8.5%.

     On December 31, 1996, the credit facility was fully advanced to $300,000 and was converted to long-term debt, payable in monthly installments of $5,000 through December 31, 2001, plus interest at .25% per annum above the reference rate.

     The credit agreement contains various financial covenants and is collateralized by the personal guarantees of certain shareholders of the Company, and their related trusts and by collateralized interests in substantially all of the assets of the Company, to the extent that these assets are not leased or financed by other unrelated parties.

                                   MSCL, INC.

                     For the Year Ended September 30, 1996

                                   __________

7.   Long-Term Debt:

     Notes payable, due in aggregate monthly installments of $32,983 through
      September 1999, including interest ranging from 8.05% to 8.82% per annum,
      collateralized by security interests in the related equipment.                       $   870,995

     Notes payable, due in aggregate monthly installments of $74,780 through
      September 2001, plus and including interest of 8.7% per annum, collateralized by security interests in the related equipment and any proceeds it generates.  The note is guaranteed by the shareholders of the
      Company.                                                                               3,605,793

     Notes payable, due in aggregate monthly installments of $171,899 through
      September 2001, including interest ranging from 7.74% to 9.12% per annum,
      collateralized by security interests in the related equipment.                         6,472,100

     Notes payable, due in aggregate monthly installments of $29,989 through
      December 1999, including interest of 9.31% per annum, collateralized by
      security interests in the related equipment.                                             983,666

     Capital lease obligations, due in aggregate monthly installments of
      $135,371 through September 2000, including interest ranging from 7.0% to
      9.25% per annum.                                                                       2,688,958

     Notes payable to bank, due in aggregate monthly installments of $51,249 through May 2001, plus interest at .75% per annum above the reference rate and at 8.65% and 10.34% per annum.  The interest rate on the variable rate note was 9.0% at September  30, 1996.  These notes are subject to the terms and conditions as indicated in these financial
      statements.                                                                            1,934,583

     Shareholders' unsecured loans, due in monthly installments of $1,719
      through May 2003, including interest at 9.4% per annum.                                  101,806
                                                                                           -----------

                                                                                            16,657,901
     Current maturities, including $1,036,383 for capital lease obligations                  4,538,203
                                                                                           -----------

                                                                                           $12,119,698
                                                                                           ===========

                                   MSCL, INC.

                     For the Year Ended September 30, 1996

                                   __________

7.   Long-Term Debt, Continued:

     The following is a schedule of aggregate annual maturities of long-term debt:

         Years Ending
         September 30,
         -------------
             1997                                                     $ 4,538,203
             1998                                                       4,136,902
             1999                                                       3,561,113
             2000                                                       2,655,050
             2001                                                       1,735,076
             Thereafter                                                    31,557
                                                                      -----------

                                                                      $16,657,901
                                                                      ===========

8.   Due To Shareholders:

     Loans payable to shareholders of $124,770 at September 30, 1996 are unsecured, due on demand, and bear interest at 7% per annum. The shareholders will not make demand within the next 12 months.


9.   Retirement Plan:

     The Company has a qualified 401(k) retirement plan in effect for eligible employees. The plan provides for pretax employee contributions, fifty percent of which will be matched by the Company, pursuant to the plan agreement. Additional annual contributions may be made by the Company at its discretion. Total contributions are not to exceed annual amounts deductible under Internal Revenue Service regulations. Retirement plan expense charged to operations was $163,817 for the year ended September 30, 1996.

                                   MSCL, INC.

                     For the Year Ended September 30, 1996

                                   __________

10.  Commitments And Contingencies:

     Leases
     ------

     The Company leases its facilities and property and equipment under noncancellable operating and capital leases, respectively, expiring in various years through 2010 and is committed to minimum rental payments (exclusive of real estate taxes, maintenance, etc.) as follows:


    Years Ending                                                 Operating Leases                Capital
    September 30,                                          Affiliates            Other           Leases
    -------------                                         -----------          --------        ----------
        1997                                              $ 1,301,201          $ 80,150        $1,287,991
        1998                                                1,317,071            85,875         1,086,580
        1999                                                1,301,592            67,627           487,044
        2000                                                1,324,390                 -           122,182
        2001                                                1,348,328                 -                 -
        Thereafter                                          8,053,780                 -                 -

            Total minimum lease
              payments                                    $14,646,362          $233,652         2,983,797
                                                          ===========          ========

     Less:  Amount representing interest                                                          294,839
                                                                                               ----------

            Present value of net minimum                                                       $2,688,958
              lease payments                                                                   ==========

     The Company leases seven of its Southern California facilities from certain shareholders of the Company. Rent on five of the facilities is to be adjusted annually based on increases in the Consumer Price Index or 5% of the previous year's rent, whichever is greater. The 5% annual adjustment is included in minimum rental payments. Rent on one facility is to be adjusted annually based on increases in the Consumer Price Index up to a maximum of 5%. Minimum rental payments for this lease do not include any anticipated rental increases. This lease also provides for a ten-year renewal option. Rent under the option will be redetermined at the time the option is exercised. Each lease requires payment of certain additional expenses, including utilities, property taxes and other operating expenses.

                                   MSCL, INC.

                     For the Year Ended September 30, 1996

                                   __________

10.  Commitments And Contingencies, Continued:

     Leases, Continued
     ------

     The Company also leases a facility in Northern California. The lease includes escalation clauses. Rent expense is recognized on the straight-line method over the term of the lease. The difference between rent expense recognized and rent payable under the escalation clauses is reflected in accrued expenses. The lease also provides for a five-year renewal option. Rent under the option will be the fair market rental for the premises, but not less than the monthly rental for the last month of the initial lease term. The lease requires payment of certain additional expenses, including utilities, property taxes and other operating expenses.

     In addition, the Company leases its West Los Angeles facility from certain shareholders on a month-to-month basis at a minimum monthly rental of $15,800. The Company has subleased a portion of this facility under a five-year noncancellable operating lease for $6,634 per month, including $1,786 for the reimbursement of leasehold improvements. Rent commenced on November 1, 1996.

     Rent expense charged to operations was $1,568,579 for the year ended September 30, 1996.

     Guarantees
     ----------

     The Company has guaranteed notes payable of $3,250,000 and a standby letter of credit for $989,266 on behalf of certain shareholders of the Company. The letter of credit is subject to the terms and conditions as indicated in these financial statements. These obligations were made in connection with the construction and refinancing of post-production facilities currently leased by the Company. The amount of borrowings outstanding at September 30, 1996 was $2,997,887. The letter of credit has not been drawn upon.
     The Company requires no collateral with respect to these guarantees.

     Conditional Grant
     -----------------

     The Company received a conditional grant of $99,306 during the year ended September 30, 1993 from a governmental agency for leasehold improvements on facilities leased from certain shareholders of the Company.

                                   MSCL, INC.

                     For the Year Ended September 30, 1996

                                   __________

10.  Commitments And Contingencies, Continued:

     Conditional Grant, Continued
     -----------------

     Should the Company remain in compliance with the terms of the conditional grant agreement, the debt will be forgiven at the rate of 10% per year for 10 years; otherwise, the remaining balance becomes due and payable. The grant is collateralized by the assignment of the Company's leasehold interest in the leased premises.

     The grant has been deducted from the carrying value of leasehold improvements and, therefore, is recognized in the statement of income by way of a reduced depreciation charge.

     Share Repurchase Agreement
     --------------------------

     Under the terms of a shareholders' agreement, upon the death, withdrawal or termination of a shareholder, the Company is required to purchase all of the shares owned by the shareholder, provided such sale and purchase may be lawfully made. The value of shares owned by a deceased, withdrawn or terminated shareholder shall be determined by appraisal. The Company maintains life insurance on each shareholder to fund the stock purchase upon the death of a shareholder, should it become necessary to do so.

     During October 1995, a shareholder owning 10% of the shares of the Company withdrew. On April 16, 1998, the parties entered into a settlement agreement for the purchase of the former shareholder's shares and in settlement of all outstanding claims. The Company agreed to pay the former shareholder $2,000,000 for his 10% ownership interest in the Company. The Company also agreed to pay $450,000 in interest accrued on the appraised value of the shares from the date of termination of the former shareholder to the date of the legal settlement. In addition, the Company agreed to forgive the note receivable from the former shareholder in the amount of $101,836, value at April 16, 1998, and entered into a note payable for $250,000 in satisfaction of all other outstanding claims.

     As the amount of the settlement was unknown and not estimable at September 30, 1996, it has not been reflected in these financial statements. The settlement has been recorded in the Company's financial records as of April 1998.

                                   MSCL, INC.

                     For the Year Ended September 30, 1996

                                   __________

10.  Commitments And Contingencies, Continued:

     Litigation
     ----------

     The Company was a defendant in a lawsuit filed by an individual to whom the Company had provided pro bono use of editing systems and storage. The plaintiff brought various causes of action against the Company resulting from the loss of film media and asked for damages of $600,000 plus punitive damages. The lawsuit was settled on or about September 2, 1997 for $95,000, which the Company paid on that date.

     As the amount of the settlement was unknown and not estimable at September 30, 1996, it has not been reflected in these financial statements. The settlement has been recorded in the Company's financial records as of September 1997.

11.  Income Taxes:

     Income tax benefit consists of the following:

          Current taxes                                      $      800
          Deferred taxes                                       (111,450)
          Other                                                  (7,620)
                                                             ----------

                                                              ($118,270)
                                                             ==========

     Income taxes for the year ended September 30, 1996 differ from the expense that would result from applying the 1.5% California surtax to income before income taxes due to the benefits of the Los Angeles Revitalization Zone credits and permanent differences that are not tax-deductible.

     Deferred tax assets recognized for deductible temporary differences and Los Angeles Revitalization Zone credit carryforwards were $347,974 and deferred tax liabilities recognized for taxable temporary differences were $55,966 at September 30, 1996.

     The Company has Los Angeles Revitalization Zone credit carryforwards of approximately $343,000 which may be used to offset future California surtax from within the zone through 2010.

                                   MSCL, INC.

                     For the Year Ended September 30, 1996

                                   __________

12.  Nonmonetary Transaction:

     During the year ended September 30, 1996, the Company exchanged video equipment with a net book value of $57,560 and cash of $618,324 for similar equipment with a fair value of $955,025. The new equipment was recorded at its fair value. A gain on the transaction of $279,141 has been included in the net income at September 30, 1996.


13.  Subsequent Events:

     Investment In LLC's
     -------------------

     On October 1, 1996, the Company entered into an operating agreement for the formation of a limited liability company, FilmCore Editorial San Francisco, LLC (the "LLC"), and contributed net assets of $161,500 for a 75% interest. The Company has been appointed manager of the LLC and has agreed to lend amounts that may be necessary for working capital requirements of the LLC. The Company will prepare financial statements as of and for the year ending September 30, 1997, on a consolidated basis.

     On January 1, 1998, the Company reached an agreement for the formation of a limited liability company, FilmCore Editorial Los Angeles, LLC (the "LLC"), and contributed net assets for a 75% interest in net profits. The Company has been appointed manager of the LLC and has agreed to lend amounts that may be necessary for working capital requirements of the LLC.

     Stock Option
     ------------

     The Company entered into a stock option agreement on February 1, 1997 with an employee of the Company. The agreement provides for a grant of options to purchase up to 1% of the issued and outstanding common stock of the Company for each full year of service of the agreement not to exceed 5% of the total outstanding stock. The exercise price for each 1% of the outstanding common stock is $20.

     Change In Fiscal Year
     ---------------------

     In December 1997, the Company changed its fiscal year-end from September 30th to December 31st.

                                   MSCL, INC.

                     For the Year Ended September 30, 1996

                                   __________

13.  Subsequent Events, Continued:

     Letter Of Intent
     ----------------

     On May 6, 1998, the shareholders of the Company entered into a nonbinding letter of intent to sell 100% of the outstanding shares in MSCL and the two minority shareholders' 25% profits interests in the FilmCore Editorial LLC's. As part of the proposed transaction, the purchaser would also purchase certain real estate that is currently owned by the shareholders and leased to the Company. All the terms of the nonbinding letter of intent are subject to a nondisclosure and confidentiality provision and disclosure is made in these financial statements under those provisions.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      On September 18, 1998, Four Media Company ("4MC") acquired all the outstanding shares of capital stock of MSCL, Inc. ("Encore") and the real estate occupied by Encore. The total price of the Encore transaction was approximately $47.2 million. This amount includes $43.1 million paid in cash to the Encore shareholders (including $11.2 million for the purchase of real estate), $2.0 million in estimated transaction costs, and the issuance of 486,486 shares of 4MC common stock valued at $4.38 per share.

      On May 4, 1998, 4MC through its wholly owned subsidiary VSDD Acquisition Corp., acquired all of the outstanding ownership interests in Symphonic Video LLC and Digital Doctors LLC from their parent companies Video Symphony, Inc. and Digital Doctors, Inc. (collectively "VSI"). In this transaction, 4MC effectively acquired all of the operations of VSI. The purchase price totaled approximately $3.1 million paid in 4MC common stock.

      On February 2, 1998, 4MC acquired all the outstanding shares of capital stock of Visualize, a California corporation d/b/a Pacific Ocean Post ("POP"). The purchase price of the shares was $26.4 million of which $23.3 million was paid in cash, and $3.1 million is represented by promissory notes. Additional adjustment contingent on and related to the amounts of tax refunds or payments may become due upon realization.

      The unaudited pro forma condensed consolidated balance sheet at August 2, 1998 gives effect to the Encore acquisition as if it had occurred on August 2, 1998. The 4MC historical balance sheet at August 2, 1998 includes the balance sheets of POP and VSI.

      The unaudited pro forma condensed consolidated statements of operations for the year ended August 2, 1998 give effect to the VSI, POP and Encore acquisitions as if they had occurred on August 4, 1997. The 4MC historical statement of operations for the year ended August 2, 1998 includes the results of POP from the February 2, 1998 acquisition date and the results of VSI from the May 4, 1998 acquisition date.

      The acquisitions were accounted for using the purchase accounting method and, accordingly, the purchase price of each transaction will be allocated to the assets acquired and liabilities assumed based on the fair market value of such assets and liabilities at the date of acquisition. The unaudited condensed pro forma balance sheet and results of operations are based on available information and certain assumptions regarding the allocation of purchase price, which could change significantly based on the realizable value of certain assets, the potential to incur additional transaction related costs, and other analyses.

      The unaudited pro forma condensed consolidated financial statements may not be indicative of actual results which would have been obtained if the acquisitions had been completed and in effect for the periods indicated, nor of the results that may be obtained in the future.

                               FOUR MEDIA COMPANY
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                              AS OF AUGUST 2, 1998
                                 (in thousands)

                                                     4MC           ENCORE         PRO FORMA           4MC
ASSETS                                           (HISTORICAL)   (HISTORICAL)     ADJUSTMENTS      (PRO FORMA)
Current assets:
 Cash.........................................      $  3,301         $ 1,023        $       -        $  4,324
 Trade accounts receivable....................        31,657           5,138                -          36,795
 Inventory....................................         1,263             233                -           1,496
 Prepaid expenses.............................         5,624             421                -           6,045
 Deferred income taxes........................             -              38              (38)/1/           -
                                                    --------         -------        ---------        --------
  Total current assets........................        41,845           6,853              (38)         48,660

Property, plant & equipment, net..............       124,230          26,619           (1,419)/1/     149,430
Deferred taxes................................         6,572             352             (352)/1/       6,572
Long term receivables.........................         3,276               -                -           3,276
Goodwill......................................        37,507               -           39,186 /1/      76,693
Other assets..................................         2,914             522                -           3,436
                                                    --------         -------        ---------        --------
  Total assets................................      $216,344         $34,346        $  37,377        $288,067
                                                    ========         =======        =========        ========

       LIABILITIES AND STOCKHOLDERS'
                   EQUITY
Current liabilities:
 Current maturities of long term debt and           $  6,184         $ 7,698        $  (6,498)/1/    $  7,384
  capital lease obligations...................
 Accounts payable.............................        10,781           2,218                -          12,999
 Accrued and other liabilities................         5,980           1,370                -           7,350
 Deferred income taxes........................         1,615               -                -           1,615
                                                    --------         -------        ---------        --------
  Total current liabilities...................        24,560          11,286           (6,498)         29,348

Long term debt and capital lease obligations..       124,671          12,260           52,544 /1/     189,475
Minority interests............................             -             436             (436)/1/           -

Commitments and contingencies

Stockholders' equity:
 Preferred stock..............................             2               -                -               2
 Common stock.................................            99               3                2 /1/         104
 Additional paid-in capital...................        59,577               -            2,126 /1/      61,703
 Foreign currency translation adjustment......        (1,567)              -                -          (1,567)
 Retained earnings (deficit)..................         9,002          10,361          (10,361)          9,002
                                                    --------         -------        ---------        --------
  Total stockholders' equity..................        67,113          10,364           (8,233)         69,244
                                                    --------         -------        ---------        --------
  Total liabilities and stockholders' equity..      $216,344         $34,346        $  37,377        $288,067
                                                    ========         =======        =========        ========

     The accompanying notes are an integral part of the pro forma condensed consolidated financial statements.

                               FOUR MEDIA COMPANY
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE FISCAL YEAR ENDED AUGUST 2, 1998
                    (In thousands, except per share amounts)

                                                               4MC              POP              VSI             ENCORE
                                                           (HISTORICAL)     (HISTORICAL)     (HISTORICAL)     (HISTORICAL)
                                                            ----------       ----------       ----------       ----------
Revenues................................................      $129,168          $18,617           $3,101          $49,281

Cost of services........................................        81,144           10,927            1,238           32,408
                                                            ----------       ----------       ----------       ----------
  Gross profit..........................................        48,024            7,690            1,863           16,873
                                                            ----------       ----------       ----------       ----------

Operating expenses:
  Sales general and administrative......................        18,504            4,894              479           14,808
  Depreciation and amortization.........................        18,191            3,607                9                -
                                                            ----------       ----------       ----------       ----------
    Total operating expenses............................        36,695            8,501              488           14,808
                                                            ----------       ----------       ----------       ----------

      Income from operations............................        11,329             (811)           1,375            2,065

Interest expense, net...................................         8,139              912              239            1,893
  Other expense.........................................             -                -                -              606
                                                            ----------       ----------       ----------       ----------
  Income before income taxes, minority interest,
   and extraordinary item...............................         3,190           (1,723)           1,136             (434)
  Income taxes..........................................             -             (709)               6               (4)
  Minority interest.....................................             -               23                -             (388)
                                                            ----------       ----------       ----------       ----------
  Income before extraordinary item......................         3,190             (991)           1,130             (818)

  Extraordinary loss on early extinguishment of debt....        (2,449)               -                -                -
                                                            ----------       ----------       ----------       ----------
    Net income..........................................      $    741          $  (991)          $1,130          $  (818)
                                                            ==========       ==========       ==========       ==========

Earnings per common share - Basic:
  Income before extraordinary item......................      $   0.33
  Extraordinary item....................................         (0.25)
                                                            ----------
  Net income per common share...........................      $   0.08
                                                            ==========

Earnings per common share - Diluted:
  Income before extraordinary item......................      $   0.29
  Extraordinary item....................................         (0.22)
                                                            ----------
  Net income per common share...........................      $   0.07
                                                            ==========

Weighted average number of shares outstanding-basic.....         9,634
                                                            ==========
Weighted average number of shares outstanding-diluted...        10,898
                                                            ==========

                                                            ACQUISITION      ACQUISITION      ACQUISITION          4MC
                                                               OF POP           OF VSI         OF ENCORE       (PRO FORMA)
                                                            -----------      -----------      -----------      -----------
Revenues................................................       $     -            $   -          $     -          $200,167

Cost of services........................................             -             (667)          (7,144)/7/       117,906
                                                            -----------      -----------      -----------      -----------
  Gross profit..........................................             -              667            7,144            82,261
                                                            -----------      -----------      -----------      -----------

Operating expenses:
  Sales general and administrative......................             -                -             (798)/7/        37,887
  Depreciation and amortization.........................        (2,380)/2/          278 /5/        3,204 /7/        22,909
                                                            -----------      -----------      -----------      -----------
    Total operating expenses............................        (2,380)             278            2,406            60,796
                                                            -----------      -----------      -----------      -----------
      Income from operations............................         2,380              389            4,738            21,465

Interest expense, net...................................         2,057 /3/          (65)/6/        3,482 /5/        16,657
  Other expense.........................................             -                -                -               606
                                                            -----------      -----------      -----------      -----------
  Income before income taxes, minority interest,
   and extraordinary item...............................           323              454            1,256             4,202
  Income taxes..........................................           709 /4/           (6)/4/            4 /4/             -
  Minority interest.....................................             -                -              388 /9/            23
                                                            -----------      -----------      -----------      -----------
  Income before extraordinary item......................          (386)             460            1,640             4,225

  Extraordinary loss on early extinguishment of debt....             -                -                -            (2,449)
                                                            -----------      -----------      -----------      -----------
    Net income..........................................       $  (386)           $ 460          $ 1,640          $  1,776
                                                            ===========      ===========      ===========      ===========

Earnings per common share - Basic:
  Income before extraordinary item......................                                                          $   0.41
  Extraordinary item....................................                                                             (0.24)
                                                                                                               -----------
  Net income per common share...........................                                                          $   0.17
                                                                                                               ===========

Earnings per common share - Diluted:
  Income before extraordinary item......................                                                          $   0.36
  Extraordinary item....................................                                                             (0.21)
                                                                                                               -----------
  Net income per common share...........................                                                          $   0.15
                                                                                                               ===========

Weighted average number of shares outstanding-basic.....                                                            10,363
                                                                                                               ===========
Weighted average number of shares outstanding-diluted...                                                            11,627
                                                                                                               ===========

     The accompanying notes are an integral part of the pro forma condensed consolidated financial statements.

                               FOUR MEDIA COMPANY
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             (dollars in thousands)

1. The total price of the Encore transaction was approximately $47,200. This amount includes $43,100 paid in cash to the Encore shareholders (including $11,200 for the purchase of real estate), $2,000 in estimated transaction costs, and the issuance of 486,486 shares of 4MC common stock valued at $4.38 per share. In addition, the Company repaid approximately $19,000 of Encore's debt and assumed the remaining $1,900 in Encore debt. Property, plant and equipment was adjusted to an estimated fair market value of $14,000 and deferred tax assets relating to Los Angeles Revitalization Zone credit carryforwards were reduced to zero due to the inability of 4MC to utilize such credits.

2. Adjustments to reflect revised depreciation using fair market value of POP assets and seven-year useful life, and goodwill acquired amortized over forty years.

3. Adjustments to reflect new debt at average interest rate of 8.1%, plus amortization of $3,000 financing costs over 6 1/2 years.

4. Elimination of 100% of net income tax benefit based on taxable income being reported on a consolidated basis. No income tax is shown on a consolidated basis because of 4MC's net operating loss carryforwards.

5. Adjustments to reflect revised depreciation using fair market value of VSI assets and seven year useful life, and goodwill acquired amortized over forty years. In addition, depreciation expense reported by VSI in cost of services has been reclassified to operating expenses to conform to the 4MC presentation.

6. Adjustments to related payoff of VSI debt with borrowings for the Company's debt facility at average interest rate of 8.1%.

7. Adjustments to reflect revised depreciation using fair market value of Encore assets and seven year useful life, and goodwill acquired amortized over forty years. In addition, depreciation expense reported by Encore has been reclassified to conform to the 4MC presentation.

8. Adjustments related to payoff of Encore debt with borrowings from 4MC's debt facility at average interest rate of 8.1% and new debt at average interest rate of 8.1%.

9. Elimination of the minority interest due to acquisition of 100% of the interest in such entities.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                     FOUR MEDIA COMPANY


Date:  December 2, 1998              By:  /s/ Alan S. Unger
                                     -----------------
                                     Alan S. Unger
                                     Vice President and Chief Financial Officer